EXHIBIT 99.1

LOOP INDUSTRIES REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2024
RESULTS AND PROVIDES UPDATES ON BUSINESS DEVELOPMENTS

•	LOOP AND ESTER INDUSTRIES LTD. (“ESTER”) SIGN AGREEMENT TO FORM A 50/50 INDIA JOINT VENTURE AND ESTABLISH AN INFINITE LOOP™ MANUFACTURING FACILITY IN INDIA
•	FINANCING NEGOTIATIONS WITH REED MANAGEMENT SAS (“REED”) CONTINUING TO PROGRESS WELL
•	LOOP AND SK GEO CENTRIC (“SKGC”) EXPLORING OPPORTUNITY TO CONSTRUCT MONOMER FACILITY IN ULSAN
•	LOOP AND ON LAUNCH THE CLOUDEASY CYCLON SHOE MANUFACTURED UTILIZING THE INFINITE LOOP™ TECHNOLOLGY

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:30 AM ET ON MAY 30, 2024

MONTREAL, QC/ACCESSWIRE/May 29, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the fourth quarter and full fiscal year ended February 29, 2024.

Infinite Loop™ India Joint Venture

On May 1, 2024, Loop signed an agreement with Ester to form a 50/50 India joint venture (“India JV”). The India JV plans to establish an Infinite Loop™ manufacturing facility in India to produce lower carbon footprint recycled dimethyl terephthalate (“DMT”), recycled mono-ethylene glycol (“MEG”) and specialty polymers using the Infinite Loop™ technology. Loop believes this unique product offering complements Loop's strategy to produce PET plastic and polyester and addresses the large and underserved US$28 billion specialty chemicals market for DMT and MEG.

Loop and Ester anticipate that total capital investment for the first India facility is estimated at approximately US$165 million and construction is anticipated to be complete by the end of 2026. Loop believes the investment is projected to generate high returns in capital, without the need for significant sustainability-linked premium pricing, and strong cash flows including an expected 5% annual royalty payment on sales from the facility.

This partnership with Ester reflects a strategic focus going forward to concentrate equity investments and capital allocation in global low-cost manufacturing environments and gravitate towards an asset-light model based on royalties in geographical regions with higher capital investment and manufacturing costs.

Global Commercialization Update – Asia

On April 27, 2023, Loop and SKGC entered into a joint venture agreement to deploy Loop’s depolymerization technology in the Asian market through multiple commercial manufacturing facilities. The planned Infinite Loop™ commercial manufacturing facility, in Ulsan, South Korea, was planned to break ground in the first half of 2024. The timing of the facility is currently under review by the partners while they evaluate opportunities to reduce capital costs and carry out discussions with the Korean government for subsidies related to the facility. Loop and SKGC are also evaluating the opportunity to build a monomer facility in order to capitalize on the large and growing market and attractive economics for DMT and MEG, including lower capital investment requirements for such a facility.

Memorandum of Understanding (“MOU”) with Reed

On January 16, 2024, Loop announced that it had signed a non-binding MOU with Reed, a newly-formed European investment firm focused on high impact and technology-enabled infrastructure. Pursuant to the MOU, Loop and Reed intend to form a strategic long-term partnership through the establishment of a 50/50 joint venture to commercialize Loop’s technology in Europe and for Reed to provide financing which would be utilized to fund the global commercialization of the Infinite Loop™ Technology (the “Proposed Transaction”).

Since the signing of the MOU, Reed has invested significant resources in undertaking and completing extensive operational, technical, ESG, and legal due diligence. Loop and Reed continue to negotiate binding agreements with respect to the Proposed Transaction, and each party continues to work towards obtaining financing to fulfill its funding obligations with respect to the Proposed Transaction. The Company understands from Reed that its funding negotiations are progressing well and that it now expects to obtain its required funding via a transformative transaction, which by its nature has been a more extensive process than previously contemplated and which would also require regulatory approval. While entry into binding agreements would remain subject to the satisfaction of certain closing conditions, Loop and Reed are hopeful that they will enter into such binding agreements imminently, and close the Proposed Transaction by the end of the second quarter of the fiscal year ending February 28, 2025.

Loop x On Shoes Cloudeasy Cyclon Launch

On May 21st, 2024, Loop announced its collaboration with On, the Swiss sportswear brand, and unveiled the launch of the Cloudeasy Cyclon shoe, which features an upper crafted from yarn made with Loop's 100% recycled polyester fiber using the Infinite Loop™ fiber-to-fiber recycling technology. The product is part of On's Circular Cyclon™ subscription program and is available online at www.on.com/cyclon.

CEO Comment

Daniel Solomita, Founder and CEO of Loop, commented on the recent updates, saying: “Our partnership with Ester reflects our emphasis on allocating capital in low-cost countries. By establishing the Infinite Loop™ India joint venture, we expect to leverage India's favorable economic conditions to produce virgin quality, recycled monomers and specialty polymers with significant cost efficiencies, which we believe will enable Loop to achieve attractive economic returns while serving a broader range of customers. Simultaneously, our planned partnership with Reed is expected to provide for attractive financing to meet our deployment. We believe this project will provide significant returns on capital and value creation for our shareholders. Also, we are excited for the potential to be undertaking this project with a strategic partner with which we share a common vision for the future and are fully aligned.”

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Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below. Slides supporting Senior Management’s remarks will be available via the Investors section of Loop’s website at http://loopindustries.com/en/investors/overview.

Date: Thursday, May 30, 2024

Time: 8:30 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Access Code: 697471

OR

Registration Link: https://www.netroadshow.com/events/login?show=c830b0da&confId=65809

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

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Fiscal 2024 Financial Results

Results of Operations

Fourth Quarter Ended February 29, 2024

The following table summarizes our operating results for the three-month periods ended February 29, 2024 and February 28, 2023, in thousands of U.S. Dollars.

	Three months ended
	February 29, 2024	February 28, 2023	Change favorable / (unfavorable)
Revenues	$45	$12	$33

Expenses
Research and development
External engineering	786	359	(427)
Employee compensation	980	1,289	309
Stock-based compensation	66	167	101
Plant and laboratory operating expenses	1,081	215	(866)
Machinery and equipment expenditures	21	83	62
Other	84	100	16
Total research and development	3,018	2,213	(805)

General and administrative
Professional fees	677	704	27
Employee compensation	459	546	87
Stock-based compensation	216	(50)	(266)
Insurance	623	711	88
Other	246	288	42
Total general and administrative	2,221	2,199	(22)

Gain on disposition of land	-	(9,980)	(9,980)
Depreciation and amortization	135	140	5
Interest and other financial expenses (income)	(182)	50	232
Interest income	(74)	(6)	68
Foreign exchange loss (gain)	18	(27)	(45)
Total expenses	5,136	(5,411)	(10,547)
Net income (loss)	$(5,091)	$5,423	$(10,514)

Revenues

Revenues for the three-month period ended February 29, 2024 increased $33 to $45, as compared to $12 for the same period in 2023. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at Loop’s small-scale production facility in Terrebonne, Québec (the “Terrebonne Facility”).

Research and Development

Research and development expenses for the three-month period ended February 29, 2024 increased $805 to $3,018, as compared to $2,213 for the same period in 2023. The increase was primarily attributable to a $866 increase in plant and laboratory operating expenses, which included an inventory write-down of $817 in the three-month period ended February 29, 2024 on finished goods and work in process inventories related to inventory volumes not expected to be sold in the next twelve months, and a $427 increase in external engineering expenses which included $504 related to the Infinite Loop™ Europe project in the three-month period ended February 29, 2024. These increases were partially offset by a $309 decrease in employee compensation expenses, and a $101 decrease in stock-based compensation expenses.

General and administrative expenses

General and administrative expenses for the three-month period ended February 29, 2024 increased $22 to $2,221, as compared to $2,199 for the same period in 2023. The increase was primarily attributable to an increase of $266 in stock-based compensation expenses which was primarily attributable to restricted stock unit (“RSU”) forfeitures in the three-month period ended February 28, 2023. This increase was partially offset by a $100 decrease in employee compensation expenses.

Net Loss

The net loss for the three-month period ended February 29, 2024 increased $10,514 to $5,091 in the period, as compared to a net income of $5,423 for the same period in 2023. The increase was primarily due to a gain on disposition of assets of $9,980 related to the Company’s sale of land in Bécancour, Québec in the three-month period ended February 28, 2023, and the increase of $805 in research and development expenses.

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Fiscal Year Ended February 29, 2024

The following table summarizes our operating results for the years ended February 29, 2024 and February 28, 2023, in thousands of U.S. Dollars.

	Years ended
	February 29, 2024	February 28, 2023	Change favorable / (unfavorable)
Revenues	$153	$173	$(20)

Expenses
Research and development
External engineering	2,353	3,273	920
Employee compensation	4,591	6,468	1,877
Stock-based compensation	542	1,337	795
Plant and laboratory operating expenses	2,318	2,581	263
Machinery and equipment expenditures	1,142	4,216	3,074
Tax credits	(318)	(1,199)	(881)
Other	751	670	(81)
Total research and development	11,379	17,346	5,967

General and administrative
Professional fees	2,928	4,288	1,360
Employee compensation	2,343	2,475	132
Stock-based compensation	880	8,749	7,869
Insurance	2,680	3,594	914
Other	1,157	1,323	166
Total general and administrative	9,988	20,429	10,441

Gain on disposition of land	-	(16,683)	(16,683)
Depreciation and amortization	535	550	15
Interest and other financial expenses	(41)	189	230
Interest income	(558)	(41)	517
Foreign exchange gain	(63)	(316)	(253)
Total expenses	21,240	21,474	234
Net loss	$(21,087)	$(21,301)	$214

Revenues

Revenues for the year ended February 29, 2024 decreased $20 to $153, as compared to $173 for the same period in 2023. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expenses for the year ended February 29, 2024 decreased $5,967 to $11,379, as compared to $17,346 for the same period in 2023. The decrease was primarily attributable to a $3,074 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $2,672 decrease in employee compensation expenses including stock-based compensation, and a $920 decrease in external engineering costs for design work for our Infinite Loop™ manufacturing process. These decreases were partially offset by a decrease in tax credits accounted for as a reduction of research and development expenses of $881.

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General and administrative expenses

General and administrative expenses for the year ended February 29, 2024 decreased $10,441 to $9,988, as compared to $20,429 for the same period in 2023. The decrease was primarily attributable to a $7,869 decrease in stock-based compensation which is mostly related to a $7,740 expense recorded in relation to the achievement of a performance milestone for 1,000,000 RSUs in the year ended February 28, 2023, a $1,360 decrease in professional fees, and a $914 decrease in insurance costs.

Net Loss

The net loss for the year ended February 29, 2024 decreased $214 to $21,087, as compared to $21,301 for the same period in 2023. The decrease was primarily due to the $10,441 decrease in general and administrative expenses, and the $5,967 decrease in research and development expenses, as well as an increase in interest income of $517. The decrease in net loss was partially offset by a gain on disposition of assets of $16,683 recorded in the year ended February 28, 2023 related to the Company’s sale of land in Bécancour, Québec.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands of U.S. dollars, except for share data)	Years Ended
	February 29, 2024	February 28, 2023
Revenue	$153	$173

Expenses :
Research and development	11,379	17,346
General and administrative	9,988	20,429
Depreciation and amortization	535	550
Total expenses	21,902	38,325

Other (income) loss :
Gain on disposition of land	-	(16,683)
Interest and other financial expenses (income)	(41)	189
Interest income	(558)	(41)
Foreign exchange gain	(63)	(316)
Net loss	(21,087)	(21,301)

Other comprehensive income (loss) -
Foreign currency translation adjustment	71	(1,045)
Comprehensive loss	$(21,016)	$(22,346)
Net loss per share
Basic and diluted	$(0.44)	$(0.45)
Weighted average common shares outstanding
Basic and diluted	47,522,483	47,418,949

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except per share data)	As at
	February 29, 2024	February 28, 2023

Assets
Current assets
Cash and cash equivalents	$6,958	$29,591
Restricted cash	-	1,000
Sales tax, tax credits and other receivables	351	1,075
Inventories	102	727
Deposits on machinery and equipment	-	3,395
Prepaid expenses and other deposits	577	636
Total current assets	7,988	36,424
Investment in joint venture	381	381
Property, plant and equipment, net	10,636	2,545
Intangible assets, net	1,548	1,210
Total assets	$20,553	$40,560

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,321	$2,510
Customer deposits	-	1,012
Current portion of long-term debt	100	62
Total current liabilities	2,421	3,584
Due to customer	770	-
Long-term debt	3,220	3,240
Total liabilities	6,411	6,824

Stockholders' Equity
Series A Preferred stock	-	-
Common stock	5	5
Additional paid-in capital	171,792	170,370
Additional paid-in capital – Warrants	20,385	20,385
Accumulated deficit	(176,970)	(155,883)
Accumulated other comprehensive loss	(1,070)	(1,141)
Total stockholders' equity	14,142	33,736
Total liabilities and stockholders' equity	$20,553	$40,560

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)	February 29, 2024	February 28, 2023
Cash Flows from Operating Activities
Net loss	$(21,087)	$(21,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	535	550
Stock-based compensation	1,422	10,086
Write-down of inventory	817	-
Discount on due to customer	(238)	-
Gain on disposition of land	-	(16,683)
Payment of legal settlement, net	-	(2,262)
Accretion and accrued interest	79	156
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	731	548
Inventories	(187)	(727)
Prepaid expenses and other deposits	87	(696)
Accounts payable and accrued liabilities	(193)	(4,563)
Net cash used in operating activities	(18,034)	(34,892)

Cash Flows from Investing Activities
Proceeds from disposition of land	-	22,314
Deposits on machinery and equipment	-	(594)
Additions to property, plant and equipment	(5,162)	(81)
Additions to intangible assets	(482)	(360)
Net cash (used in) provided by investing activities	(5,644)	21,279

Cash Flows from Financing Activities
Customer deposits	(12)	1,012
Repayment of long-term debt	(63)	-
Net cash (used in) provided by financing activities	(75)	1,012

Effect of exchange rate changes	120	(870)
Net change in cash, cash equivalents and restricted cash	(23,633)	(13,471)
Cash, cash equivalents and restricted cash, beginning of year	30,591	44,062
Cash, cash equivalents and restricted cash, end of year	$6,958	$30,591

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$118	$-
Interest received	$488	$41

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue,” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates,  (xiv) the outcome of any U.S. Securities and Exchange Commission (“SEC”) investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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